                                                                     EXHIBIT 3.3


                                 AMENDMENT NO. 2
                                     to the
                 SECOND AMENDED AND RESTATED OPERATING AGREEMENT
                                       of
                           CHEROKEE INTERNATIONAL, LLC

         This Amendment No. 2 (this "Amendment") to the Second Amended and Restated Operating Agreement, dated as of April 30, 1999, as amended by Amendment No. 1 thereto, dated as of June 28, 1999 (the "Agreement"), of Cherokee International, LLC, a California limited liability company (the "Company") is made and entered into as of June 28, 1999 among the Company and such members of the Company as are party to this Amendment.

         WHEREAS, the Management Committee of the Company has adopted that certain Cherokee International, LLC 1999 Unit Purchase Plan, (the "Unit Purchase Plan") and the Company has issued and sold Class B Units to certain of the Company's employees (each an "Employee" and collectively, the "Employees") in accordance with the Unit Purchase Plan and pursuant to subscription agreements between the Company and each such Employee; and

         WHEREAS, the parties hereto wish to add the Employees who acquired Class B Units pursuant to the Unit Purchase Plan and the applicable subscription agreement as Members of the Company, upon the terms and conditions set forth herein, and to reflect the Members' ownership of Units and Capital Accounts as of the date of the effectiveness of this Amendment;

         NOW, THEREFORE, in consideration of the mutual agreements and promises herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

         SECTION 1. DEFINITIONS: REFERENCES. Unless otherwise specifically defined herein, each term used herein that is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof," "hereunder," herein" and "hereby" and other similar reference contained in the Agreement shall from and after the date of this Amendment refer to the Agreement as amended hereby.

         SECTION 2. EFFECTIVENESS OF AMENDMENTS. This Amendment shall become effective and the Agreement shall be amended as provided herein as of June 28, 1999, on which date one or more Employees purchased Class B units of the Company in accordance with the Unit Purchase Plan and the subscription agreements.

         SECTION 3. AMENDMENT OF APPENDIX A. Appendix A to the Agreement is amended to read in its entirety as follows:


                                             APPENDIX A

Member Name                             Class A Units     Class B Units   Percentage       Capital            Capital
and Address                                                               Interest         Contribution       Account**

Cherokee Investor Partners, LLC            180,000         17,820,000          [ ]%                --
c/o GFI Energy Ventures LLC
12121 Wilshire Blvd., Ste. 1375
Los Angeles, CA 90025

Ganpat I. Patel and Manju G. Patel,        90,000           2,160,000          [ ]%               --
Trustees of the Patel Family Trust
dated July 17, 1987*

Rita Patel, Trustee of the Ganpat             0             1,125,000          [ ]%               --
Patel 1997 Irrevocable Trust I dated
November 3, 1997*

Rita Patel, Trustee of the Ganpat             0             1,125,000          [ ]%               --
Patel 1997 Irrevocable Trust II dated
November 3, 1997*

Rita Patel, Trustee of the Ganpat             0             1,125,000          [ ]%               --
Patel 1997 Irrevocable Trust III dated
November 3, 1997*

Rita Patel, Trustee of the Manju Patel        0             1,125,000          [ ]%               --
1997 Irrevocable Trust I dated
November 3, 1997*

Rita Patel, Trustee of the Manju Patel        0             1,125,000          [ ]%               --
1997 Irrevocable Trust II dated
November 3, 1997*

Rita Patel, Trustee of the Manju Patel        0             1,125,000          [ ]%               --
1997 Irrevocable Trust III dated
November 3, 1997*

Bikor Corporation*                         30,000           2,970,000          [ ]%               --

[Insert Employees]*                          --                --               --                --



         Totals:                           300,000             [ ]             100%



--------------------
* c/o Cherokee International, LLC, 2841Dow Avenue, Tustin, CA 92780 ** Capital Accounts to be determined.

         SECTION 4. EFFECTIVENESS OF THE AGREEMENT. Except as amended hereby, the Agreement shall continue in full force and effect.

         SECTION 5. INCORPORATION OF TERMS. This Amendment shall be governed by and construed in accordance with Article XIII of the Agreement.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

                                        MEMBER:

                                        CHEROKEE INVESTOR PARTNERS, LLC

                                        By:   /s/ IAN SHAPIRO
                                           ----------------------------
                                        Its:  PRESIDENT
                                           ----------------------------

                                        MEMBER:

                                        By:  /s/ GANPAT PATEL
                                           ----------------------------
                                           GANPAT PATEL, AS TRUSTEE OF THE
                                           PATEL FAMILY TRUST, DATED JULY 17,
                                           1987

                                        MEMBER:

                                        By:  /s/ MANJU PATEL
                                           ----------------------------
                                           MANJU PATEL, AS TRUSTEE OF
                                           THE PATEL FAMILY TRUST, DATED
                                           JULY 17, 1987

                                        MEMBER:

                                        By:   /s/ RITA PATEL
                                           ----------------------------
                                           RITA PATEL, AS TRUSTEE OF THE
                                           GANPAT PATEL 1997 IRREVOCABLE
                                           TRUST I, DATED NOVEMBER 3, 1997

                                        MEMBER:

                                        By:   /s/ RITA PATEL
                                           ---------------------------------
                                           RITA PATEL, AS TRUSTEE OF THE
                                           GANPAT PATEL 1997 IRREVOCABLE
                                           TRUST II, DATED NOVEMBER 3, 1997

                                        MEMBER:

                                        By:   /s/ RITA PATEL
                                           ----------------------------
                                           RITA PATEL, AS TRUSTEE OF THE
                                           GANPAT PATEL 1997 IRREVOCABLE
                                           TRUST III, DATED NOVEMBER 3, 1997

                                        MEMBER:

                                        By:   /s/ RITA PATEL
                                           ----------------------------
                                           RITA PATEL, AS TRUSTEE OF THE
                                           MANJU PATEL 1997 IRREVOCABLE
                                           TRUST I, DATED NOVEMBER 3, 1997

                                        MEMBER:

                                        By:   /s/ RITA PATEL
                                           --------------------------------
                                           RITA PATEL, AS TRUSTEE OF THE
                                           MANJU PATEL 1997 IRREVOCABLE
                                           TRUST II, DATED NOVEMBER 3, 1997

                                        MEMBER:

                                        By:   /s/ RITA PATEL
                                           ----------------------------
                                           RITA PATEL, AS TRUSTEE OF THE
                                           MANJU PATEL 1997 IRREVOCABLE
                                           TRUST III, DATED NOVEMBER 3, 1997

                                        MEMBER:

                                        BIKOR CORPORATION

                                        By:   /s/ BAHECHAR S. PATEL
                                           ----------------------------
                                        Its:   President
                                            ---------------------------